                                                                       EXHIBIT 5

                               September 15, 2000


Fatbrain.com, Inc.
255 Walsh Avenue
Santa Clara, CA  95051


     Re: Fatbrain.com, Inc. Registration Statement for Offering of 1,812,159 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,500,000 shares of Common Stock under Fatbrain's 2000 Supplemental Stock Plan; (ii) 259,010 shares of Common Stock under Fatbrain's 1998 Omnibus Equity Incentive Plan; and (iii) 53,149 shares of Common Stock under Fatbrain's 1998 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 2000 Supplemental Stock Plan, the 1998 Omnibus Equity Incentive Plan, and the 1998 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Fatbrain's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                      FRANKLIN & HACHIGIAN LLP
                                  ----------------------------------------------
                                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP